UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2026

ILLUMINATION ACQUISITION CORP I

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-43169	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 40th Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(646) 348-9369

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	ILLUU	The Nasdaq Stock Market LLC
Class A Ordinary shares, par value $0.0001 per share	ILLU	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for Class A ordinary shares at an exercise price of $11.50 per share	ILLUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2026, the Registration Statement on Form S-1 (SEC File No. 333-292445) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of units of Illumination Acquisition Corp I (the “Company”) was declared effective.

On February 26, 2026, the Company entered into various agreements filed as exhibits to the Registration Statement. The Company also adopted an amended and restated memorandum and articles of association. The material terms of such agreements and the amended and restated memorandum and articles of association are fully described in the Company’s final prospectus, dated February 26, 2026, as filed with the SEC on February 27, 2026. This Current Report on Form 8-K is being filed solely to file such executed agreements and amended and restated certificate of incorporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2026, in connection with the IPO, James Manning, Paul Mann, Anthony DiGiandomenico and Eric Helenek were appointed to the board of directors of the Company (the “Board”). Mr. Manning, Mr. Mann, Mr. DiGiandomenico and Mr. Helenek are independent directors. Effective February 26, 2026, Mr. Mann, Mr. DiGiandomenico and Mr. Helenek were appointed to the Board’s Audit Committee and Mr. Manning, Mr. DiGiandomenico and Mr. Helenek were appointed to the Compensation Committee, with Mr. Mann serving as chairman of the Audit Committee and Mr. DiGiandomenico serving as chairman of the Compensation Committee.

Following the appointment of Mr. Manning, Mr. Mann, Mr. DiGiandomenico and Mr. Helenek, the Board is comprised of the following three classes: the term of office of the first class of directors, Class I, consists of Mr. Helenek and Mr. Manning and will expire at the Company’s first annual meeting of shareholders; the term of office of the second class of directors, Class II, consists of Mr. Mann and Mr. DiGiandomenico will expire at the Company’s second annual meeting of shareholders; and the term of office of the third class of directors, Class III, consists of John Lipman, David Rosenberg and Steven Kaplan will expire at the Company’s third annual meeting of shareholders.

On February 26, 2026, in connection with their appointments to the Board, each of the members of the Board entered into the Letter Agreement as well as an indemnification agreement with the Company in the form previously filed as Exhibit 10.4 to the Registration Statement.

Other than the foregoing, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement and the form of indemnification agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and form of indemnification agreement, copies of which are attached as Exhibit 10.4 and Exhibit 10.5 hereto, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2026, in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association (the “Amended Charter”), effective the same day. The terms of the Amended Charter are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Amended Charter is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On February 26, 2026, the Company issued a press release announcing the pricing of the IPO. A copy of such press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description
1.1	Underwriting Agreement, dated February 26, 2026, between the Company and BTIG, LLC, as representative of the underwriters.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement, dated February 26, 2026, between the Company and Efficiency INC.

10.1	Investment Management Trust Agreement, dated February 26, 2026, between the Company and Efficiency INC.

10.2	Registration Rights Agreement, dated February 26, 2026, between the Company and certain security holders.

10.3	Administrative Services Agreement, dated February 26, 2026, between the Company and Illumination Acquisition 1 Sponsor LLC.

10.4	Letter Agreement, dated February 26, 2026, among the Company, its directors and officers and Illumination Acquisition 1 Sponsor LLC.

10.5	Form of Indemnification Agreement.

10.6	Private Placement Units Purchase Agreement, dated February 26, 2026, by and between the Company and Illumination Acquisition 1 Sponsor LLC.

10.7	Private Placement Units Purchase Agreement, dated February 26, 2026, by and between the Company and BTIG, LLC.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2026	ILLUMINATION ACQUISITION CORP I

	By:	/s/ John Lipman
		Name:	John Lipman
		Title:	Chief Executive Officer

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